Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Caleres, Inc. of our reports dated March 30, 2021, with respect to the consolidated financial statements and schedule of Caleres, Inc. and the effectiveness of internal control over financial reporting of Caleres, Inc., included in this Annual Report (Form 10-K) of Caleres, Inc. for the year ended January, 30, 2021.

Form Number	Registration Statement Number	Description

Form S-8	333-65900	Caleres, Inc. 401(k) Savings Plan

Form S-8	333-89014	Caleres, Inc. Incentive and Stock Compensation Plan of 2002

Form S-8	333-134496	Caleres, Inc. Incentive and Stock Compensation Plan of 2002, as amended

Form S-8	333-147989	Caleres, Inc. Deferred Compensation Plan

Form S-8	333-151122	Caleres, Inc. Incentive and Stock Compensation Plan of 2002, as amended

Form S-8	333-174526	Caleres, Inc. Incentive and Stock Compensation Plan of 2011

Form S-8	333-208908	Caleres, Inc. Deferred Compensation Plan, as amended

Form S-8	333-218832	Caleres, Inc. Incentive and Stock Compensation Plan of 2017

/s/ Ernst & Young LLP

St. Louis, Missouri

March 30, 2021